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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                         QUICKTURN DESIGN SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                          MENTOR GRAPHICS CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                       [MENTOR GRAPHICS CORPORATION LOGO]

                                                              September 28, 1998

Dear Quickturn Stockholder:

    This week you have an important opportunity to send the Quickturn Board of Directors a message to stop its entrenchment tactics and wasteful litigation, which are designed to block Mentor Graphics' all cash, premium offer. Tell them to act in your best interests -- not theirs.

              TENDER YOUR SHARES PRIOR TO OCTOBER 6, 1998 -- SEND YOUR
                             MESSAGE LOUD AND CLEAR

    Act today. Mentor Graphics' $12.125 per share offer is scheduled to expire at 12:00 Midnight, New York City time, on Tuesday, October 6, 1998, unless extended.

    Despite our repeated efforts to negotiate with Quickturn's Board and management since the commencement of our offer six weeks ago on August 12, 1998, they have refused to meet.

    Instead, Quickturn's Board and management have engaged in stonewalling and entrenchment tactics. If successful, these roadblocks, including amending Quickturn's deadhand poison pill, will prevent all Quickturn stockholders for a period of at least 270 days -- at least nine months -- from accepting an offer that we believe you should be able to accept today. We believe that you'll find that Quickturn's entrenchment efforts are against your best interests, as discussed in the enclosed letter we sent to the Quickturn Board on Friday, September 25.

    Furthermore, we believe that Quickturn management's business plan and their portrayal of Quickturn's future prospects as an independent company are doubtful. Remember that this is the same management that has repeatedly failed to meet securities analysts' expectations in the past. Weigh their past performance against our all-cash, fully financed premium $12.125 per share offer. Keep in mind the $7.00 to $8.00 per share range in which Quickturn's stock traded during the weeks immediately preceding the announcement of our offer.

               IN THE PRESENT TURBULENT STOCK MARKET, OUR 50% PREMIUM
                 OFFER IS MORE ATTRACTIVE NOW THAN EVER BEFORE

    We stand ready to negotiate, and we would be willing to consider increasing our offer to reflect even greater value if justified by our due diligence review.
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    In early September, a significant number of Quickturn stockholders clearly demonstrated to the Quickturn Board their preference for Mentor Graphics' offer by tendering their shares. More than 7,046,297 shares were tendered, which when added to the shares already owned by Mentor Graphics represent nearly 43% of Quickturn's outstanding common stock.

               JOIN YOUR FELLOW STOCKHOLDERS WHO HAVE ALREADY SENT A CLEAR MESSAGE OF SUPPORT FOR MENTOR GRAPHICS' OFFER -- ADD YOUR VOICE BY TENDERING YOUR SHARES PRIOR TO OCTOBER 6 AND
                     BY VOTING MENTOR GRAPHICS' GOLD PROXY.

    If you have any questions or need assistance in tendering your shares or voting Mentor Graphics' GOLD proxy, please call MacKenzie Partners, Inc., which can be reached at 800-322-2885 Toll-Free or at 212-929-5500 (Collect).

                                           Sincerely,

                                           /s/ WALDEN C. RHINES
                                           Walden C. Rhines
                                           President and Chief Executive Officer

                               TENDER YOUR SHARES
                           VOTE THE GOLD PROXY TODAY

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
           CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 (COLLECT)

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